Exhibit 10.2

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

This First Amendment to the First Amended and Restated Chief Executive Officer Employment Agreement (“First Amendment”) is entered into effective January 26, 2009, by and between Callaway Golf Company, a Delaware corporation (the “Company”) and George Fellows (“Employee”).

A. The Company and Employee are parties to that certain First Amended and Restated Chief Executive Officer Employment Agreement entered into as of September 3, 2008, (the “Agreement”).

B. The Company and Employee desire to amend the Agreement pursuant to Section 10(b) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are acknowledged, the Company and Employee agree as follows:

1. Expenses and Benefits.

5(b) Paid Time Off. Employee acknowledges that, effective February 2, 2009, or as soon thereafter as reasonably practicable, the Company’s Paid Time Off Program, as applied to officers, has been temporarily modified for 2009 to reduce the rate of Paid Time Off accrual for Employee by ten (10) days on an annualized basis and prorated for the remainder of 2009.

5(d) Retirement. Employee acknowledges that the Company’s 401(k) retirement investment plan has been amended for 2009 to eliminate the Company matching of 401(k) contributions for all employees, including officers.

Employee acknowledges that these temporary changes do not constitute a breach of the terms and conditions of the Agreement, and that these changes shall remain in effect during 2009 or until further written notice from the Company without the need for further amendment to the Agreement.

2. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

IN WITNESS WHEREOF, the parties have executed this First Amendment on the dates set forth below, to be effective as of the date first set forth above.

EMPLOYEE		COMPANY

Callaway Golf Company, a Delaware corporation

/s/ George Fellows	By:	/s/ Samuel H. Armacost
George Fellows		Samuel H. Armacost, Chair Compensation and Management Succession Committee

Dated: February 3, 2009		Dated: January 29, 2009